Exhibit 99.1

The DIRECTV Group Announces Second Quarter 2008 Results

DIRECTV Group Operating Profit Before Depreciation and Amortization (OPBDA) Increases 20% to $1.4 Billion

  DIRECTV U.S. OPBDA Grows 15% to $1.2 Billion; Latin America Increases 69% to $161 Million

DIRECTV Group Free Cash Flow Grows 86% to $373 Million

  Increase Driven by a 28% Decline in Capital Expenditures and Higher Margins
  Company Also Repurchases $576M of Stock in the Quarter

DIRECTV Group Revenues Increase 16% to Over $4.8 Billion

  DIRECTV U.S. Revenues Increase 13% to $4.2 Billion; Latin America up 49% to $611 Million

DIRECTV Group Net Subscriber Additions Increase 16% to 313,000

  DIRECTV U.S. Net Additions of 129,000 Driven by Lowest Second Quarter Monthly Churn Rate in Four Years of 1.49%; Latin America Net Subscriber Additions Increase 30% to 184,000

EL SEGUNDO, Calif.--(BUSINESS WIRE)--The DIRECTV Group, Inc. (NASDAQ:DTV) today reported that second quarter 2008 revenues increased 16% to $4.81 billion, operating profit before depreciation and amortization1 increased 20% to $1.36 billion and operating profit increased 8% to $801 million compared to last year’s second quarter. The DIRECTV Group reported that second quarter net income of $455 million increased 2% and earnings per share increased 8% to $0.40 compared with the same period last year.

“DIRECTV’s strong second quarter results again point to the successful execution of our strategy to offer the nation’s best television experience to higher quality subscribers. In particular, our industry-leading content, HD, DVR and interactive services are driving strong top-line growth, higher operating margins and most importantly, substantial cash flow growth,” said Chase Carey, president and CEO of The DIRECTV Group, Inc.

“DIRECTV U.S. revenues were up 13% to $4.2 billion driven by solid subscriber growth—due in large part to the lowest second quarter monthly churn rate in four years of 1.49%—as well as a 7.0% increase in ARPU. Much of our success in adding new subscribers, reducing churn and increasing household revenue can be attributed to the significant increase in subscribers with HD and/or DVR services over the past year.

“In addition to the strong revenue growth, we’re continuing to drive margin expansion through greater operating efficiencies and cost controls leading to a 15% increase in DIRECTV U.S. OPBDA to $1.22 billion,” Carey said. “More importantly, the higher profitability and a 35% reduction in capital expenditures drove DIRECTV U.S. cash flow before interest and taxes to $618 million, twice last year’s level.”

Carey added, “Our DIRECTV Latin America business also had a strong quarter as gross subscriber additions increased 45% and net subscriber additions increased 30% to 378,000 and 184,000 respectively, mostly due to strong growth in Brazil, Argentina and Venezuela. In addition, revenues grew 49% to $611 million and operating profit before depreciation and amortization increased 69% to $161 million primarily due to strong subscriber and ARPU growth, as well as favorable exchange rates and margin improvement.”

Carey concluded, “As we head into the second half of 2008, we are poised to extend our video leadership position as we significantly expand our industry-leading HD lineup with the launch next week of more than 30 new channels, bringing our total HD offering to 130 channels. In addition, we recently launched DIRECTV On Demand and our most popular promotion of the year linked to our exclusive NFL SUNDAY TICKET™ package. With these in place, we expect to build on the momentum established in the first half of the year to continue delivering strong financial results and substantial cash flow growth going forward.”

THE DIRECTV GROUP’S OPERATIONAL REVIEW

The DIRECTV Group	Three Months		Six Months
Dollars in Millions except Earnings per Common Share	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Revenues	$4,807	$4,135	$9,398	$8,043
Operating Profit Before Depreciation and Amortization(1)	1,358	1,133	2,539	2,063
Operating Profit	801	740	1,458	1,303
Net Income	455	448	826	784
Basic and Diluted Earnings Per Common Share ($)	0.40	0.37	0.72	0.64
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	209	335	526	741
Cash Paid for Property, Equipment and Satellites	261	321	510	605
Cash Flow Before Interest and Taxes(2)	718	305	1,335	653
Free Cash Flow(3)	373	201	917	510

Second Quarter Review

The DIRECTV Group’s second quarter revenues of $4.81 billion increased 16% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America.

Operating profit before depreciation and amortization increased 20% to $1.36 billion primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher acquisition costs at DIRECTV U.S. mostly due to higher direct sales marketing expenses, dealer incentives and installation costs related to the acquisition of higher quality and advanced product customers. Also impacting the comparison was a $25 million one-time gain booked in 2007 related to hurricane insurance claims and a $14 million charge in 2008 for costs associated with the transition of services from a DIRECTV Home Service Provider that ceased operations. Operating profit increased 8% to $801 million primarily due to the higher OPBDA, partially offset by higher depreciation and amortization associated with the capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006.

Net income increased slightly to $455 million compared with the second quarter of last year as the higher operating profit was mostly offset by higher net interest expense primarily associated with an increase in average net debt. Earnings per share increased 8% to $0.40 driven by the higher net income and a reduction in shares outstanding due to share repurchase programs.

Cash flow before interest and taxes2 more than doubled to $718 million and free cash flow3 increased 86% to $373 million compared to the second quarter of 2007 primarily due to the higher OPBDA, lower capital expenditures primarily driven by reduced set-top box costs and an increase in the use of refurbished set-top boxes, as well as a $32 million dividend received from Sky Mexico. These improvements were partially offset by higher use of working capital.

The period also included cash paid for share repurchases of $576 million as well as a $2.50 billion debt financing. The financing consisted of $1.5 billion in 7 5/8% senior notes due 2016 and $1.0 billion of incremental floating rate term loans under an existing senior secured credit facility. The net proceeds of these financings are available for general corporate purposes and to fund DIRECTV’s $3 billion share repurchase program announced in May 2008.

Year-to-Date Review

The DIRECTV Group’s six month revenues of $9.40 billion increased 17% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America.

Operating profit before depreciation and amortization increased 23% to $2.54 billion primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher acquisition and upgrade costs at DIRECTV U.S. mostly due to higher direct sales marketing expenses, dealer incentives and installation costs related to the acquisition of higher quality and advanced product customers. Operating profit increased 12% to $1.46 billion primarily due to the higher OPBDA, partially offset by higher depreciation and amortization associated with the capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006.

Net income climbed 5% to $826 million compared with the first half of last year as the higher operating profit was partially offset by higher net interest expense primarily associated with an increase in average net debt. Earnings per share increased 13% to $0.72 driven by the higher net income and a reduction in shares outstanding due to share repurchases.

Cash flow before interest and taxes more than doubled to $1.34 billion and free cash flow increased 80% to $917 million compared to the first six months of 2007 primarily due to the higher OPBDA, lower capital expenditures driven by reduced set-top box costs and an increase in the use of refurbished set-top boxes, as well as a $32 million dividend received from Sky Mexico. These improvements were partially offset by higher use of working capital. The first six months of 2008 also included cash paid for share repurchases of $736 million and a capital contribution of $160 million received at the close of the Liberty Media and News Corporation transaction.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Second Quarter Review

Net subscriber additions of 129,000 were essentially flat compared with last year’s second quarter as the decline in average monthly churn rate to 1.49% mostly offset the slight decline in gross additions. The decline in gross additions to 894,000 was in part due to the end of the AT&T distribution agreement in the former BellSouth territories on April 1, 2008. The reduction in churn was principally due to a continued focus on attaining higher quality subscribers and an increase in the number of subscribers with advanced services. DIRECTV U.S. ended the quarter with 17.16 million subscribers, an increase of 5% over the 16.32 million subscribers reported on June 30, 2007.

	Three Months		Six Months
DIRECTV U.S.	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2008	2007	2008	2007
Revenue	$4,196	$3,726	$8,245	$7,265
Average Monthly Revenue per Subscriber (ARPU) ($)	81.80	76.43	80.79	74.96
Operating Profit Before Depreciation and Amortization(1)	1,218	1,062	2,275	1,931
Operating Profit	717	722	1,310	1,288
Cash Flow Before Interest and Taxes(2)	618	308	1,221	651
Free Cash Flow(3)	224	(47)	729	215
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	894	900	1,858	1,829
Average Monthly Subscriber Churn	1.49%	1.58%	1.42%	1.51%
Net Subscriber Additions	129	128	404	363
Cumulative Subscribers	17,164	16,316	17,164	16,316

In the quarter, DIRECTV U.S. revenues increased 13% to $4.20 billion due to strong ARPU growth and the larger subscriber base. ARPU of $81.80 increased 7.0% principally due to programming package price increases, higher HD and DVR service and equipment fees, as well as higher lease fees due to an increase in the average number of receivers per home.

Second quarter 2008 OPBDA increased 15% to $1.22 billion primarily due to the gross profit on the increased revenues partially offset by higher subscriber acquisition costs mostly due to an increase in direct sales marketing expenses, dealer incentives and installation costs related to the acquisition of higher quality and advanced product customers. Also impacting the comparison was a $25 million one-time gain booked in 2007 related to hurricane insurance claims and a $14 million charge in 2008 for costs associated with the transition of services from a DIRECTV Home Service Provider that ceased operations. Excluding these items, OPBDA margin improved 153 basis points from 27.8% to 29.4%. Operating profit in the quarter was down slightly compared to the same period last year to $717 million as the higher OPBDA was more than offset by increased depreciation expense associated with the capitalization of set-top boxes under the lease program which began in March 2006.

DIRECTV Latin America Segment

The DIRECTV Group owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.69 million subscribers as of June 30, 2008 bringing the total subscribers in the region to 5.35 million.

Second Quarter Review

In the second quarter of 2008, DIRECTV Latin America net subscriber additions increased 30% to 184,000 compared to the same period last year. The increase was due to higher gross additions mainly in Brazil, Argentina and Venezuela, partially offset by higher aggregate churn of 1.81% in the region. The increase in churn was primarily due to a 21,000 subscriber adjustment that was identified upon completing the integration of the Sky Brazil and DIRECTV Brazil businesses. Excluding the subscriber adjustment in Brazil, monthly churn would have been 1.61% which is higher than last year’s second quarter primarily due to higher churn in PanAmericana related to our prepaid business, competition and faster growth. The total number of DIRECTV subscribers in Latin America as of June 30, 2008 increased 24% to 3.66 million compared to 2.94 million as of June 30, 2007.

	Three Months		Six Months
DIRECTV Latin America	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2008	2007	2008	2007
Revenue	$611	$409	$1,153	$778
Average Monthly Revenue per Subscriber (ARPU) ($)	57.07	47.51	55.36	46.04
Operating Profit Before Depreciation and Amortization(1)	161	95	299	175
Operating Profit	102	41	180	57
Cash Flow Before Interest and Taxes(2)	119	43	168	80
Free Cash Flow(3)	72	34	101	65
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	378	260	737	464
Average Monthly Subscriber Churn	1.81%	1.38%	1.69%	1.39%
Net Subscriber Additions	184	141	384	229
Cumulative Subscribers	3,659	2,940	3,659	2,940

Revenues for DIRECTV Latin America increased 49% to $611 million in the quarter principally due to strong subscriber and ARPU growth. ARPU increased 20.1% to $57.07 primarily due to favorable exchange rates in Brazil, the benefits from the merger with Sky Brazil, as well as strong ARPU growth in PanAmericana. DIRECTV Latin America’s second quarter 2008 OPBDA of $161 million was 69% higher than last year’s results and operating profit more than doubled to $102 million primarily due to the gross profit generated from the higher revenues. These improvements were partially offset by higher subscriber acquisition costs mostly due to the increase in gross additions, as well as higher costs related to the exchange rate appreciation.

CONFERENCE CALL INFORMATION

A live webcast of The DIRECTV Group’s second quarter 2008 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today August 7, 2008 and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available in the United States by dialing (866) 409-1555 and internationally by dialing (913) 312-0400. The confirmation code is 8928342.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group’s and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2007 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 4,000 subscribers in Central America to Sky Mexico in the first half of 2008. Cumulative subscriber totals include a reduction for the migration of these 4,000 subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

The DIRECTV Group (NASDAQ:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 17.1 million customers in the United States and over 5.3 million customers in Latin America.

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues	$4,807	$4,135	$9,398	$8,043

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,930	1,670	3,822	3,295
Subscriber service expenses	307	306	613	608
Broadcast operations expenses	89	81	179	156
Selling, general and administrative expenses, exclusive of depreciation and amortization expense

Subscriber acquisition costs	573	498	1,156	967
Upgrade and retention costs	217	199	477	431
General and administrative expenses	333	248	612	523
Depreciation and amortization expense	557	393	1,081	760
Total operating costs and expenses	4,006	3,395	7,940	6,740

Operating profit	801	740	1,458	1,303

Interest income	21	34	37	71
Interest expense	(82)	(57)	(145)	(115)
Other, net	15	7	18	17

Income from before income taxes and minority interests	755	724	1,368	1,276

Income tax expense	(287)	(287)	(517)	(503)
Minority interests in net earnings of subsidiaries	(13)	(6)	(25)	(6)

Income from continuing operations	455	431	826	767

Income from discontinued operations, net of taxes	-	17	-	17

Net income	$455	$448	$826	$784

Basic and diluted earnings per common share:
Income from continuing operations	$0.40	$0.36	$0.72	$0.63
Income from discontinued operations, net of taxes	-	0.01	-	0.01
Basic and diluted earnings per common share	$0.40	$0.37	$0.72	$0.64

Weighted average number of common shares outstanding (in millions)
Basic	1,140	1,217	1,144	1,222
Diluted	1,146	1,224	1,149	1,230

THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$3,837	$1,083
Accounts receivable, net of allowances of $63 and $56	1,319	1,535
Inventories	202	193
Deferred income taxes	87	90
Prepaid expenses and other	261	245

Total current assets	5,706	3,146
Satellites, net	2,239	2,026
Property and equipment, net	3,962	3,807
Goodwill	3,666	3,669
Intangible assets, net	1,378	1,577
Investments and other assets	883	838

Total assets	$17,834	$15,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,783	$3,032
Unearned subscriber revenue and deferred credits	390	354
Current portion of long-term debt	83	48

Total current liabilities	3,256	3,434
Long-term debt	5,784	3,347
Deferred income taxes	680	567
Other liabilities and deferred credits	1,500	1,402
Commitments and contingencies
Minority interest	36	11
Stockholders' equity	6,578	6,302

Total liabilities and stockholders' equity	$17,834	$15,063

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$826	$784
Income from discontinued operations, net of taxes	-	(17)
Income from continuing operations	826	767
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	1,081	760
Amortization of deferred revenues and deferred credits	(50)	(31)
Dividends received	35	-
Deferred income taxes	124	197
Other	46	22
Change in other operating assets and liabilities:
Accounts receivable	185	197
Inventories	(9)	(52)
Prepaid expenses and other	(27)	-
Accounts payable and accrued liabilities	(353)	(145)
Unearned subscriber revenue and deferred credits	36	71
Other, net	59	70
Net cash provided by operating activities	1,953	1,856
Cash Flows From Investing Activities
Cash paid for property and equipment	(959)	(1,234)
Cash paid for satellites	(77)	(112)
Investment in companies	(104)	(332)
Purchase of short-term investments	-	(528)
Sale of short-term investments	-	649
Other, net	36	35
Net cash used in investing activities	(1,104)	(1,522)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	-
Debt issuance costs	(19)	-
Repayment of debt	(18)	(215)
Net increase in short-term borrowings	-	2
Repayment of other long-term obligations	(62)	(63)
Capital contribution	160	-
Common shares repurchased and retired	(736)	(697)
Stock options exercised	82	72
Excess tax benefit from share-based compensation	8	6
Net cash provided by (used in) financing activities	1,905	(895)
Net increase (decrease) in cash and cash equivalents	2,754	(561)
Cash and cash equivalents at beginning of the period	1,083	2,499
Cash and cash equivalents at the end of the period	$3,837	$1,938

Supplemental Cash Flow Information
Cash paid for interest	$124	$113
Cash paid for income taxes	331	101

THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
DIRECTV U.S.
Revenues	$4,196	$3,726	$8,245	$7,265
Operating profit before depreciation and amortization (1)	1,218	1,062	2,275	1,931
Operating profit before depreciation and amortization margin (1)	29.0%	28.5%	27.6%	26.6%
Operating profit	$717	$722	$1,310	$1,288
Operating profit margin	17.1%	19.4%	15.9%	17.7%
Depreciation and amortization	$501	$340	$965	$643
Capital expenditures (2)	360	546	842	1,164

DIRECTV LATIN AMERICA
Revenues	$611	$409	$1,153	$778
Operating profit before depreciation and amortization (1)	161	95	299	175
Operating profit before depreciation and amortization margin (1)	26.4%	23.2%	25.9%	22.5%
Operating profit	$102	$41	$180	$57
Operating profit margin	16.7%	10.0%	15.6%	7.3%
Depreciation and amortization	$59	$54	$119	$118
Capital expenditures (2)	115	82	212	141

CORPORATE and OTHER
Revenues	$-	$-	$-	$-
Operating loss before depreciation and amortization (1)	(21)	(24)	(35)	(43)
Operating loss	(18)	(23)	(32)	(42)
Depreciation and amortization	(3)	(1)	(3)	(1)
Capital expenditures (2)	3	28	3	29

TOTAL
Revenues	$4,807	$4,135	$9,398	$8,043
Operating profit before depreciation and amortization (1)	1,358	1,133	2,539	2,063
Operating profit before depreciation and amortization margin (1)	28.3%	27.4%	27.0%	25.6%
Operating profit	$801	$740	$1,458	$1,303
Operating profit margin	16.7%	17.9%	15.5%	16.2%
Depreciation and amortization	$557	$393	$1,081	$760
Capital expenditures (2)	478	656	1,057	1,334

(1) See footnote 1 in the text.

(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues	$4,196	$3,726	$8,245	$7,265

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,692	1,513	3,375	2,996
Subscriber service expenses	269	281	543	561
Broadcast operations expenses	65	53	126	105
Selling, general and administrative expenses, exclusive of depreciation and amortization expense

Subscriber acquisition costs	507	447	1,037	879
Upgrade and retention costs	209	197	464	423
General and administrative expenses	236	173	425	370
Depreciation and amortization expense	501	340	965	643
Total operating costs and expenses	3,479	3,004	6,935	5,977

Operating profit	717	722	1,310	1,288

Interest income	13	23	22	44
Interest expense	(73)	(54)	(128)	(106)
Other, net	1	1	1	(1)

Income before income taxes	658	692	1,205	1,225

Income tax expense	(256)	(276)	(471)	(484)

Net income	$402	$416	$734	$741

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$1,337	$802
Accounts receivable, net of allowances of $47 and $39	1,191	1,387
Inventories	197	187
Deferred income taxes	37	29
Prepaid expenses and other	186	142

Total current assets	2,948	2,547
Satellites, net	2,046	2,030
Property and equipment, net	3,268	3,230
Goodwill	3,032	3,032
Intangible assets, net	1,047	1,223
Other assets	205	235

Total assets	$12,546	$12,297

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,152	$2,548
Unearned subscriber revenue and deferred credits	342	320
Current portion of long-term debt	83	48

Total current liabilities	2,577	2,916
Long-term debt	5,784	3,347
Deferred income taxes	414	336
Other liabilities and deferred credits	865	958
Commitments and contingencies
Owner’s equity	2,906	4,740

Total liabilities and owner’s equity	$12,546	$12,297

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$734	$741
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	965	643
Amortization of deferred revenues and deferred credits	(50)	(31)
Deferred income taxes	74	51
Other	28	22
Change in other operating assets and liabilities:
Accounts receivable	196	199
Inventories	(10)	(54)
Prepaid expenses and other	(45)	(37)
Accounts payable and accrued liabilities	(419)	(247)
Unearned subscriber revenue and deferred credits	22	69
Other, net	56	34
Net cash provided by operating activities	1,551	1,390
Cash Flows From Investing Activities
Cash paid for property and equipment	(219)	(322)
Cash paid for subscriber leased equipment - subscriber acquisitions	(281)	(359)
Cash paid for subscriber leased equipment - upgrade and retention	(245)	(382)
Cash paid for satellites	(77)	(112)
Other	4	(1)
Net cash used in investing activities	(818)	(1,176)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	-
Repayment of long-term debt	(18)	(5)
Repayment of other long-term obligations	(58)	(35)
Cash dividends to Parent	(2,600)	-
Excess tax benefit from share-based compensation	7	4
Debt issuance costs	(19)	-
Net cash used in financing activities	(198)	(36)
Net increase in cash and cash equivalents	535	178
Cash and cash equivalents at beginning of the period	802	1,356
Cash and cash equivalents at end of the period	$1,337	$1,534

Supplemental Cash Flow Information
Cash paid for interest	$107	$104
Cash paid for income taxes	407	376

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

The DIRECTV Group
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit(a)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,358	$1,133	$2,539	$2,063
Subtract: Depreciation and amortization expense	557	393	1,081	760
Operating Profit	$801	$740	$1,458	$1,303

(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which is expected to be filed with the SEC in August 2008.

The DIRECTV Group
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$718	$305	$1,335	$653
Adjustments:
Cash paid for interest	(58)	(58)	(124)	(113)
Interest income	21	34	37	71
Income taxes paid	(308)	(80)	(331)	(101)
Subtotal - Free Cash Flow	373	201	917	510
Add Cash Paid For:
Property and equipment	439	598	959	1,234
Satellites	31	58	77	112
Net Cash Provided by Operating Activities	$843	$857	$1,953	$1,856

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$119	$43	$168	$80
Adjustments:
Cash paid for interest	(10)	(8)	(19)	(14)
Interest income	6	5	11	10
Income taxes paid	(43)	(6)	(59)	(11)
Subtotal - Free Cash Flow	72	34	101	65
Add Cash Paid For:
Property and equipment	115	82	212	141
Net Cash Provided by Operating Activities	$187	$116	$313	$206

(2) and (3) - See footnotes in the text.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin(a) to Operating Profit
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Operating Profit	$717	$722	$1,310	$1,288
Adjustments:
Subscriber acquisition costs (expensed)	507	447	1,037	879
Depreciation and amortization expense	501	340	965	643
Cash paid for subscriber leased equipment - upgrade and retention	(84)	(164)	(245)	(382)
Pre-SAC margin(a)	$1,641	$1,345	$3,067	$2,428
Pre-SAC margin as a percentage of revenue(a)	39.1%	36.1%	37.2%	33.4%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$618	$308	$1,221	$651
Adjustments:
Cash paid for interest	(49)	(55)	(107)	(104)
Interest income	13	23	22	44
Income taxes paid	(358)	(323)	(407)	(376)
Subtotal - Free Cash Flow	224	(47)	729	215
Add Cash Paid For:
Property and equipment	113	153	219	322
Subscriber leased equipment - subscriber acquisitions	125	171	281	359
Subscriber leased equipment - upgrade and retention	84	164	245	382
Satellites	31	58	77	112
Net Cash Provided by Operating Activities	$577	$499	$1,551	$1,390

(2) and (3) - See footnotes in the text.

(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except SAC Amounts)
Subscriber acquisition costs (expensed)	$507	$447	$1,037	$879
Cash paid for subscriber leased equipment - subscriber acquisitions	125	171	281	359
Total acquisition costs	$632	$618	$1,318	$1,238
Gross subscriber additions (000's)	894	900	1,858	1,829
Average subscriber acquisition costs-per subscriber (SAC)	$707	$688	$709	$677

CONTACT:
The DIRECTV Group, Inc.
Media Contact:
Darris Gringeri, 212-462-5136
or
Investor Relations:
310-964-0808